EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to incorporation by reference in the registration statements (Nos. 33-44648, 33-44649, 33-44650, 33-44651, 33-44653, 33-53914, 33-53912,
33-53916,  33-86684,  33-97190,  333-1432,  333-28289,   333-28293,   333-28317,
333-28321 and  333-47853) on Form S-8 and (Nos.  33-66126,  33-68302,  33-77380,
33-81378,  33-87890,  33-98764,  333-4053,  333-12685,   333-31121,   333-35577,
333-35851, 333-41973, 333-48947, 333-59891 and 333-42169) on Forms S-3 or S-4 of
Integrated Health Services, Inc. of our report dated March 30, 1999, relating to the consolidated balance sheets of Integrated Health Services, Inc. and subsidiaries as of December 31, 1997 and 1998 and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998 and the related schedule, which report appears in the December 31, 1998 annual report on Form 10-K of Integrated Health Services, Inc.

                                                  KPMG LLP

Baltimore, Maryland
March 30, 1999